Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ranger Energy Services, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 6, 2019, relating to the consolidated financial statements of Ranger Energy Services, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Houston, Texas
May 29, 2019